Exhibit g.(2)(d)

[Form of]

THIRD AMENDMENT TO

SECURITIES LENDING AUTHORIZATION AGREEMENT

BETWEEN

THOSE REGISTERED INVESTMENT COMPANIES LISTED ON SCHEDULE B, ON

BEHALF OF EACH SERIES OF SUCH REGISTERED INVESTMENT COMPANIES

LISTED ON SCHEDULE B

AND

STATE STREET BANK AND TRUST COMPANY

This Third Amendment (this “Amendment”) dated as of September 20, 2016, is between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement (as defined below), each a registered management investment company (organized as a Maryland corporation or Delaware statutory trust) (each, a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series, a “Fund” and collectively, the “Funds”), severally and not jointly, and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Reference is made to a Securities Lending Authorization Agreement dated December 1, 2008, by and between the Funds and State Street, as amended by a First Amendment dated as of June 9, 2011, and a Second Amendment dated as of July 15, 2014, as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).

WHEREAS, the Funds and State Street desire to amend the Agreement as set forth below.

NOW THEREFORE, for value received, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:

1. Definitions. All terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. Amendment. Section 3 (Securities to be Loaned) of the Agreement is hereby amended by adding the following as a new paragraph at the end thereof.

At the initiation of each Loan, the Demand Spread must be equal to or greater than the amount stated on Schedule B with respect to each Fund (the “Minimum Demand Spread Test”). For the avoidance of doubt, loans may have a Demand Spread that is lower than the applicable amount stated on Schedule B during the term of the Loan so long as the Loan satisfied the Minimum Demand Spread Test at time of initiation.

For purposes of the Minimum Demand Spread Test:

“Demand Spread” means, (i) with respect to a Loan collateralized with cash Collateral, the difference between the Reference Rate and the rebate rate and, (ii) with respect to a Loan collateralized with non-cash Collateral, the premium paid by Borrower in connection with the Loan.

State Street: Limited Access

“Reference Rate” means Fed Target.

“Fed Target” means, if the target level for the federal funds rate most recently announced by the Federal Open Markets Committee (“FOMC ‘) is a specific rate, such rate, and if the target level for the federal funds rate most recently announced by the FOMC is a target band in lieu of a target rate, the lowest rate of the target band.

Notwithstanding the foregoing, the Fund may modify its direction to State Street with respect to the Minimum Demand Spread Test by delivering to State Street a letter of direction in the form attached on Schedule F hereto.

(ii) Schedule A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule A attached to this Amendment.

(iii) Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Amendment.

(iv) Schedule F attached to this Amendment is hereby added as a schedule to the Agreement.

3. Representations and Warranties. Each party hereto represents and warrants that (a) it has the legal right, power and authority to execute and deliver this Amendment, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Amendment constitutes a legal, valid, and binding obligation enforceable against it.

4. Miscellaneous. Except to the extent specifically amended by this Amendment, the provisions of the Agreement shall remain unmodified and in full force and effect.

5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

6. Effective Date. This Amendment shall be effective as of the date first written above.

[Remainder of the Page Intentionally Left Blank]

State Street: Limited Access

IN WITNESS WHEREOF, the parties hereto execute this Amendment as an instrument under seal by their duly authorized officers by affixing their signatures below.

EACH REGISTERED INVESTMENT COMPANY, listed on Schedule B on behalf of itself and its respective series as listed on Schedule B, severally and not jointly

Name:

By:	Thomas M. Ward

Its:	Vice President

STATE STREET BANK AND TRUST COMPANY

Name:

By:	Owen Nichols

Its:	Managing Director

State Street: Limited Access

Schedule A

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

Fee Split

1. Gross Lending Revenue (as defined below) shall be allocated between the Funds and State Street as follows:

2. “Gross Lending Revenue” shall mean (x) the sum of (i) all proceeds collected by State Street on investment of cash Collateral across all Funds and (ii) all fee income and loan premiums collected by State Street across all Funds, less (y) any such other amounts payable to State Street (i.e. other than amounts contemplated by Paragraph 1 above) or to Borrowers under the terms of this Agreement or the Securities Loan Agreements.

The Contract Year for purposes of the calculations above shall begin on January 1 and end on December 31.

3. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts that may be payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement, including but not limited to the fees payable to State Street for management of the Collateral pursuant to Paragraph 4 below.

4. Cash Collateral Investment. Each Fund hereby instructs State Street to invest cash Collateral in the State Street Navigator Securities Lending Prime Portfolio (hereinafter the “Prime Portfolio”).

State Street: Limited Access

On an annualized basis, the management/custody/fund administration/transfer agent fee for investing cash Collateral in the Prime Portfolio is not more than 5.00 basis points netted out of yield. In addition, the trustee may pay out of the assets of the Prime Portfolio all reasonable expenses and fees of the Prime Portfolio, including professional fees or disbursements, incurred in connection with the operation of the Prime Portfolio.

In connection with the direction to State Street above to invest cash Collateral in the Prime Portfolio each Fund acknowledges that it has received and reviewed the updated Confidential Offering Memorandum dated April 4th 2016 (the “Prime COM”), including those provisions under the header “Portfolio’s Investment Objective and Strategies Beginning October 14, 2016” which such provisions are included here as Attachment A for ease of reference.

Each Fund instructs State Street to treat the instruction above to invest cash Collateral in the Prime Portfolio as an instruction to invest such cash Collateral in the State Street Navigator Securities Lending Government Money Market Portfolio (the “Government Portfolio”) when the Prime Portfolio changes its name to the Government Portfolio as contemplated in the Prime COM. After the effectiveness of such name change, references to the Prime Portfolio on this Schedule A or in the Agreement shall be read as the Government Portfolio.

To the extent that cash Collateral cannot be promptly invested in the Prime Portfolio pursuant to the Fund’s direction above due to the timing of delivery by Borrower, such cash Collateral may be invested as State Street may select, including in a demand deposit account or similar account in the name of State Street or any State Street Affiliate and/or in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or State Street Affiliates may provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated, provided that any such investment conforms with the investment guidelines of the Prime Portfolio in each case until such cash Collateral can be invested in the Prime Portfolio pursuant to each Fund’s direction above.

State Street: Limited Access

ATTACHMENT A

Portfolio’s Investment Objective and Strategies Beginning October 14, 2016

In response to regulatory changes adopted by the SEC that will affect the structure and operation of money market funds, the Board of Trustees of the Trust has approved, effective as of the Modification Date (i.e., October 14, 2016), a new investment objective and new investment strategies for the Prime Portfolio, which are designed to permit the Prime Portfolio to operate as a “government money market fund” within the meaning of Rule 2a-7 under the 1940 Act, as such Rule will be in effect on October 14, 2016. The Board also approved changing the Prime Portfolio’s name to the State Street Navigator Securities Lending Government Money Market Portfolio (the “Government Money Market Portfolio”), effective as of the Modification Date.

Effective as of the Modification Date, the investment objective of the Portfolio will be to seek: (i) current income to the extent consistent with the preservation of capital and liquidity; and (ii) the maintenance of a stable $1.00 per share net asset value.

Consistent with qualifying as a government money market fund, the Portfolio will be required to invest 99.5 percent or more of its total assets in (i) cash; (ii) obligations issued or guaranteed as to principal and/or interest, as applicable, by the U.S. government or its agencies and instrumentalities (“U.S. Government Securities”); and (iii) repurchase agreements collateralized by cash and U.S. Government Securities.

During the transition period leading up to the Modification Date, the assets of the Prime Portfolio will continue to be managed in accordance with the Prime Portfolio’s current investment objective and strategies. However, during this period the assets will also be managed in a manner that will permit the Prime Portfolio to qualify as a “government money market fund” as of the Modification Date. Accordingly, the Prime Portfolio’s exposure to non-government securities will decrease over time leading up to the Modification Date, which can be expected to impact the yield of the Prime Portfolio during the transition period.

State Street: Limited Access

Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series, a “Fund” and collectively, the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

VALIC COMPANY I

Fund Name	Taxpayer ID Number	Tax Year-End	Amount of Demand Spread
Asset Allocation Fund	79-0215179	May 31	12 basis points

Blue Chip Growth Fund	76-0658010	May 31	5 basis points

Broad Cap Value Income Fund	59-3824907	May 31	12 basis points

Capital Conservation Fund	76-0215183	May 31	12 basis points

Core Equity Fund	76-0431372	May 31	5 basis points

Dividend Value Fund	593824910	May 31	12 basis points

Emerging Economies Fund	59-3824902	May 31	12 basis points

Foreign Value Fund	59-3824898	May 31	12 basis points

Global Real Estate Fund	61-837251	May 31	12 basis points

Global Social Awareness Fund	76-0286860	May 31	5 basis points

Global Strategy Fund	59-3824903	May 31	12 basis points

Government Securities Fund	76-0215184	May 31	12 basis points

Growth Fund	59-3824909	May 31	5 basis points

Growth & Income Fund	76-0431374	May 31	12 basis points

Health Sciences Fund	760658009	May 31	12 basis points

Inflation Protection Fund	061735893	May 31	12 basis points

International Equities Index Fund	76-0286950	May 31	5 basis points

International Government Bond Fund	760345438	May 31	12 basis points

International Growth Fund	76-0654822	May 31	12 basis points

State Street: Limited Access

Large Cap Core Fund	59-3824904	May 31	5 basis points

Large Capital Growth Fund	06-1735895	May 31	5 basis points

Mid Cap Index Fund	76-0215172	May 31	5 basis points

Mid Cap Strategic Growth Fund	06-1735899	May 31	12 basis points

Nasdaq-100® Index Fund	76-0654814	May 31	5 basis points

Science & Technology Fund	76-0431375	May 31	12 basis points

Small Cap Aggressive Growth Fund	59-3824906	May 31	12 basis points

Small Cap Fund	76-0654823	May 31	12 basis points

Small Cap Index Fund	76-0360761	May 31	5 basis points

Small Cap Special Values Fund	59-3824910	May 31	12 basis points

Small-Mid Growth Fund	59-3824908	May 31	12 basis points

Stock Index Fund	76-0215164	May 31	5 basis points

Value Fund	760700142	May 31	12 basis points

VALIC COMPANY II

Capital Appreciation Fund	76-0578476	Aug 31	12 basis points

Core Bond Fund	76-0578451	Aug 31	12 basis points

High Yield Bond Fund	76-0578450	Aug 31	12 basis points

International Opportunities Fund	76-0578474	Aug 31	12 basis points

Large Cap Value Fund	76-0578469	Aug 31	12 basis points

Mid Cap Growth Fund	76-0578475	Aug 31	12 basis points

Mid Cap Value Fund	76-0578471	Aug 31	12 basis points

Small Cap Growth Fund	76-0578467	Aug 31	12 basis points

Small Cap Value Fund	76-0578468	Aug 31	12 basis points

Socially Responsible Fund	76-0578463	Aug 31	5 basis points

Strategic Bond Fund	76-0578452	Aug 31	12 basis points

State Street: Limited Access

Schedule F

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of December, 2008, as amended to date, between THOSE REGISTERED INVESTMENT COMPANIES listed on SCHEDULE B, on behalf of each Series of such registered investment companies listed on SCHEDULE B, severally and not jointly (each such series a “Fund” and collectively the “Funds”) and STATE STREET BANK AND TRUST COMPANY (“State Street”).

[VALIC LETTERHEAD]

LETTER OF DIRECTION

            , 20

State Street Bank and Trust Company

Securities Finance

State Street Financial Center, 3rd Floor

One Lincoln Street

Boston, Massachusetts 02111-2900

Attn: [Relationship Manager]

Re: Implementation of Minimum Spread

Dear Ladies and Gentlemen:

Reference is made to the Securities Lending Authorization Agreement (the “Agreement”), dated December 1, 2008 (as amended and in effect immediately prior to the date of this Letter of Direction), between those REGISTERED INVESTMENT COMPANIES listed on Schedule B to the Agreement, each a registered management investment company (organized as a Maryland corporation or Delaware statutory trust) (each, a “Company”) on behalf of each series of each such Company, as listed respectively on Schedule B (each such series a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company (“State Street”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Each Fund hereby instructs State Street to implement the Minimum Demand Spread Test set forth below at the initiation of each Loan. Each Fund hereby acknowledges that (i) such Minimum Demand Spread Test shall not be implemented by State Street until this Letter of Direction is countersigned by State Street, and (ii) State Street shall have a reasonable time to implement the Minimum Demand Spread Test after countersigning this Letter of Direction.

State Street: Limited Access

Minimum Demand Spread Test

At the initiation of each Loan, the Demand Spread must be equal to or greater than the amount stated on Schedule B with respect to each Fund (the “Minimum Demand Spread Test”). For the avoidance of doubt, loans may have a Demand Spread that is lower than the applicable amount stated on Schedule B during the term of the Loan so long as the Loan satisfied the Minimum Demand Spread Test at time of initiation.

For purposes of the Minimum Demand Spread Test:

“Demand Spread” means, (i) with respect to a loan collateralized with cash, the difference between the Reference Rate and the rebate rate and, (ii) with respect to a loan collateralized with non-cash, the premium paid by Borrower in connection with the loan.

“Reference Rate” means Fed Target.

“Fed Target” means, if the target level for the federal funds rate most recently announced by the Federal Open Markets Committee (“FOMC”) is a specific rate, such rate, and if the target level for the federal funds rate most recently announced by the FOMC is a target band in lieu of a target rate, the lowest rate of the target band.

Schedule B to the Agreement is hereby amended by deleting it in its entirety and replacing it with the revised Schedule B attached to this Letter of Direction.

Sincerely,

Name: [Name of Authorized Person] Title: [Title of Authorized Person]

State Street: Limited Access

ACKNOWLEDGED AND AGREED BY:

STATE STREET BANK AND TRUST COMPANY

By:
Name: Title:

Dated:

State Street: Limited Access

Schedule B

See attached.

State Street: Limited Access